Exhibit 13.1

Certificate of CEO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F/A (Amendment 2) of Grupo Casa Saba S.A.B. de C.V. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Manuel Saba Ades, as Chief Executive Officer of the Company, and Juan Roberto Juárez Gutiérrez, as .Chief Administrative Officer and Comptroller of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 16, 2013	By:	/s/ Manuel Saba Ades
Name: Manuel Saba Ades
Title: Chief Executive Officer

Dated: September 16, 2013	By:	/s/ Juan Roberto Juárez Gutiérrez
Name: Juan Roberto Juárez Gutiérrez
Title: Chief Administrative Officer & Comptroller

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.